Exhibit 99.1

Special Stockholders Meeting
December 19, 2014
Minutes

A Special Meeting of the Stockholders of Metalico, Inc. (the “Company”) was called to order at 8:30 a.m. on December 19, 2014 at the offices of the Company’s counsel, Lowenstein Sandler LLP, at 65 Livingston Avenue, Roseland, New Jersey 07068. A total of 50,001,870 shares of the Company’s common stock, representing approximately 85.73% of all issued and outstanding shares, was represented at the Meeting, constituting a quorum.

Directors Carlos E. Agüero, Chairman, President, and Chief Executive Officer of the Company; and Michael J. Drury, Executive Vice President and Chief Operating Officer of the Company attended in person. Directors Bret R. Maxwell, Paul A. Garrett, and Sean P. Duffy attended telephonically. Also present were Arnold S. Graber, Executive Vice President, General Counsel and Secretary of the Company, Kevin Whalen, Senior Vice President and Chief Financial Officer of the Company, Eric W. Finlayson, Senior Vice President, Treasurer and Director of Risk Management of the Company, David J. DelBianco, Vice President of Business Development of the Company and Constance B. Jennings, Corporate Controller of the Company. Mr. Agüero presided as Chairman of the Meeting. Mr. Graber acted as Secretary of the Meeting.

Following the call to order, Mr. Agüero appointed Ms. Jennings as Inspector of Elections for the Meeting. At the request of Mr. Agüero, Mr. Graber confirmed that proper notice of the Meeting had been delivered to the Stockholders. The following items establishing such notice have been filed with the Company’s corporate records:

•	A list of the holders of Common Stock of the Company as of the close of business on the Record Date of November 6, 2014, prepared by Corporate Stock Transfer, Inc., the Company’s Transfer Agent;

•	An Affidavit of Distribution of Linda Guadagnin, Supervisor, Broadridge Financial Solutions, Inc., as to the mailing, commencing on November 10, 2014, of records relating to this Special Meeting to all stockholders of record of common stock of the Company as of the close of business on the Record Date;

•	the Company’s Definitive Proxy Statement, dated November 10, 2014; and

•	a Proxy for all holders of record of common stock of the Company as of the close of business on the Record Date.

Ms. Jennings confirmed that a quorum was present. A Report and Certification of Inspector of Election and Oath of Inspector of Election executed by representatives of Broadridge Financial Solutions, Inc., the Company’s collector of proxies, has also been filed with the Company’s corporate records.

Mr. Agüero next introduced the Officers and Directors attending the Meeting.

The Chairman then reviewed the order of business for the Meeting, specifically:

1.	to consider the approval and ratification of certain issuances of shares of the Company’s common stock for purposes of compliance with the rules of the Company’s exchange, the NYSE MKT, LLC;

2.	to consider the amendment of the Company’s Fourth Amended and Restated Certificate of Incorporation to increase the total number of authorized shares of common stock; and

3.	to consider the approval of the adjournment of this Special Meeting to solicit additional proxies if there are insufficient proxies today to approve each of the first two proposals;

all such matters having been described in the Company’s Proxy Statement dated November 10, 2014. Copies of the Agenda for the Meeting and the Rules of Procedure are attached to these minutes as Exhibit A hereto. The polls were then declared open.

At Mr. Agüero’s request, Mr. Graber then presented the three proposals.

Proposal Number One called for the approval and ratification, for purposes of Section 713 of the Company Guide of NYSE MKT, LLC, the issuance of shares of the Company’s common stock under the terms of certain Exchange Agreements, dated as of October 21, 2014, each by and between the Company and a holder of the Company’s 7% Senior Convertible Notes due 2028; the Company’s Series A, Series B and Series C Convertible Notes issued on October 21, 2014 pursuant to the Exchange Agreements; and the warrant issued under that certain Subscription Agreement, dated as of October 21, 2014, between the Company and the subscriber identified therein. Proposal Number One was seconded by Stockholder David J. DelBianco of Wrightstown, Pennsylvania.

Proposal Number Two was to amend the Company’s Fourth Amended and Restated Certificate of Incorporation to increase the total number of authorized shares of common stock from 100,000,000 shares to 300,000,000 shares. Proposal Number Two was seconded by Stockholder David J. DelBianco of Wrightstown, Pennsylvania.

Proposal Number Three was to approve the adjournment of this Special Meeting to solicit additional proxies if there are insufficient proxies at this Special Meeting to approve each of the foregoing proposals. Proposal Number Three was seconded by Stockholder David J. DelBianco of Wrightstown, Pennsylvania.

Mr. Graber then announced the voting standards for approval of the proposals:

•	Proposal Number One, the Exchange Approval Proposal, and Proposal Number 3, the Adjournment Proposal, would be adopted if approved by the affirmative vote of a majority of the shares of the Company’s stock represented and voting at the Meeting.

•	Proposal Number Three, the amendment of the Company’s Certificate of Incorporation, would be adopted if approved by the affirmative vote of a majority of the shares of the Company’s stock outstanding as of the Record Date.

Mr. Agüero next explained the voting and proxy procedures applicable to the proposals. He then opened the Meeting for discussion of the proposals. Followinghe declared the polls closed.

While the results were being tabulated, Mr. Agüero opened the Meeting for questions and comments. Upon the conclusion of the general question session, he declared the discussion period ended and asked Ms. Jennings to report the tabulation of voting.

Ms. Jennings reported these vote totals:

For Proposal Number One, the approval of certain issuances of shares of the Company’s common stock for purposes of compliance with the rules of the exchange:

FOR	26,741,767
AGAINST	2,133,069
ABSTAIN	143,880
BROKER NON-VOTES	20,983,154

On the basis of this count, she stated, Proposal Number One received the affirmative vote of a majority of the shares of stock present and entitled to vote.

For Proposal Number Two, the amendment of the Company’s Certificate of Incorporation:

FOR	36,215,651
AGAINST	12,734,698
ABSTAIN	1,051,521

On the basis of this count, she stated, Proposal Number Two received the affirmative vote of a majority of the shares of stock outstanding as of the Record Date.

For Proposal Number Three, the adjournment of the Special Meeting to solicit additional proxies if there were insufficient proxies on December 19 to approve each of the first two proposals:

FOR	37,223,107
AGAINST	10,881,416
ABSTAIN	1,897,347

On the basis of this count, she stated, Proposal Number Three received the affirmative vote of a majority of the shares of stock present and entitled to vote.

Mr. Agüero then declared that the issuance of certain shares of the Corporation’s common stock in connection with the Exchange Agreements, New Series Notes and Warrant had been approved, the amendment of the Company’s Fourth Amended and Restated Certificate of Incorporation had been approved, and the adjournment of the Special Meeting to solicit additional proxies had been approved. But he further noted that adjournment and additional solicitation would not be necessary because Proposals Number One and Number Two had been adopted.

There being no other business before the Stockholders, Mr. Agüero then adjourned the Meeting.

/s/ Arnold S. Graber

ARNOLD S. GRABER
Secretary of the Meeting

EXHIBIT A

Special Meeting
Of Stockholders

Offices of Lowenstein Sandler LLP
65 Livingston Avenue
Roseland, New Jersey
December 19, 2014 ? 8:30 a.m.

Agenda

1.	Call to Order.

2.	Establishment of Notice and Quorum.

3.	Introductions.

4.	Statement of Order of Business.

5.	Opening of Polls.

6.	Introduction of Proposals.

7.	Discussion of Proposals.

8.	Voting on Proposals.

9.	Stockholder Questions and Comments.

10.	Report of Election Results.

11.	Adjournment.

Rules of Procedure

Welcome to the Special Meeting of Stockholders of Metalico, Inc. During the Meeting, votes will be taken on the items of business on the Agenda. In the interest of an orderly meeting, we ask you to observe the following rules:

1.	The Special Meeting will be conducted in a manner designed to accomplish the business of the Special Meeting in a prompt and orderly fashion and to be fair and equitable to all stockholders, but it will not be necessary to follow Roberts’ Rules of Order or any other manual of parliamentary procedure.

2.	The business of the Special Meeting will follow the order shown in the Agenda. You need not vote at this Special Meeting if you have already voted by proxy. However, if you wish to change your vote, or if you have not voted, you will be given the opportunity to request a ballot and to vote before the polls are closed.

3.	The proposals set forth in the Proxy Statement dated November 10, 2014 will be presented and discussed. Only proposals set forth in the Proxy Statement may be considered by stockholders at this Special Meeting.

4.	Questions or comments with respect to the proposals set forth in the Proxy Statement, or which may be raised during the stockholder question and comment period following the voting, should be limited to no more than three minutes.

5.	No one may address the Special Meeting until recognized by the Chairman.

6.	If you wish to speak please raise your hand so that you can be provided with a microphone. After the Chairman of the Special Meeting recognizes you, please stand, give your name and city of residence, and state whether you are a stockholder or hold the proxy of a stockholder.

NOTE: In order to speak at the Special Meeting, you must be either a stockholder of record as of November 6, 2014 or must be named in a proxy given by a stockholder of record as of November 6, 2014, and properly filed with the Secretary of the Company prior to the Special Meeting.

7.	Stockholders will be recognized on a rotation basis, and their questions or remarks must be relevant to the Special Meeting, pertinent to matters properly before the Special Meeting, and briefly stated within a time limit of three minutes. The Special Meeting is not to be used as a forum to present general economic, political, or other views that are not directly related to the matters properly before the Special Meeting. Once you have spoken on a subject, please give other stockholders the opportunity to speak before asking to be recognized for a second time.

8.	If you have questions that are not related to the Special Meeting or that are not of concern to the stockholders generally, one of the officers present will be available to discuss the matter with you after the Special Meeting or at some other mutually convenient time.

9.	The use of cameras, sound recording equipment, communication devices, or any other similar equipment is prohibited without the written permission of the Company.